ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0270472009-4
	Filing Number 20090603083-71
Secretary of State	Filed On 08/05/2009
State Of Nevada	Number of Pages 1

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

TRI-ENERGY CORPORATION

2. Description of the original document for which correction is being made:

Articles of Incorporation

3. Filing date of the original document for which correction is being made: 5/13/2009

4. Description of the inaccuracy or defect.

Section 4 (Names and Addresses of the Board of Directors/Trustees) inaccurately states that both Patrick Carter and Parvaneh Carter are directors of Tri-Energy Corporation. Tri-Energy Corporation has only one director and never has had two directors.

5. Correction of the inaccuracy or defect.

Section 4 (Names and Addresses of the Board of Directors/Trustees) is corrected to state that the sole director of Tri-Energy Corporation is Patrick S. Carter, whose address is 5011 Argosy Avenue, Suite 4, Huntington Beach, CA 92649.

6. Signature:

X [signature]

Authorized Signature | President — **Title *** | August 4, 2009 — **Date**

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.